                                  EXHIBIT  12.1
                    STATEMENT REGARDING COMPUTATION OF RATIOS


For the purpose of calculating the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist of on-third rent expense and interest expense. Preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.

For the purpose of calculating the common stock dividend payout ratio, dividends per share is divided by net income per share.


CALCULATION OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS

                                      As of and for the
                                    Six Months Ended June 30                     As of and for the years ended December 31
                                   -------------------------        --------------------------------------------------------------
    UNITED                              1996       1995                1995          1994         1993          1992          1991
------------------------------     ----------    -----------        ---------       --------    --------      -------       ------
                                                                                    (dollars in thousands)
Income before income taxes
and cumulative effect of change
     in accounting principle           $3,315     $2,540              $5,685        $3,829        3,242         2,336          512

Interest expense                        6,875      6,013              12,848         9,159        9,035         4,334        6,470

1/3 rent expense                           49         31                  81            61           20            39           51
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                   $10,239     $8,584             $18,614       $13,049      $12,297        $6,709       $7,033
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                       $6,875     $6,013             $12,848        $9,159       $9,035        $4,334       $6,470

1/3 rent expense                           49         31                  81            61           20            39           51

Pretax income necessary to pay
     preferred stock dividends              0          0                   0             0            0             0            0
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges               $6,924     $6,044             $12,929        $9,220       $9,055        $4,373       $6,521
                                   ----------   --------           ---------      --------     --------      --------     --------
     Ratio                               1.48       1.42                1.44          1.42         1.36          1.53         1.08
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Income before income taxes
 and cumulative effect of change
     in accounting principle            3,315      2,540               5,685         3,829        3,242         2,336          512

Interest expense                        6,875      6,013              12,848         9,159        9,035         4,334        6,470

Less interest on deposits, FHLB
     advances, federal funds
   purchased and securities sold
   under repurchase agreements         (6,749)    (5,736)            (12,423)       (8,575)      (8,990)       (4,223)      (6,335)

1/3 rent expense                           49         31                  81            61           20            39           51
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $3,490     $2,848              $6,191        $4,474       $3,307        $2,486         $698
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                        6,875      6,013              12,848         9,159        9,035         4,334        6,470

Less interest on deposits, FHLB
     advances, federal funds
   purchased and securities sold
   under repurchase agreements         (6,749)    (5,736)            (12,423)       (8,575)      (8,990)       (4,223)      (6,335)

1/3 rent expense                           49         31                  81            61           20            39           51

Pretax income necessary to pay
  preferred stock dividends                 0          0                   0             0            0             0            0
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges                 $175       $308                $506          $645          $65          $150         $186
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

  Ratio                                 19.94       9.25               12.24          6.94        50.88         16.57         3.75
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------



CALCULATION OF THE RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                      As of and for the
                                    Six Months Ended June 30                     As of and for the years ended December 31
                                   -------------------------        --------------------------------------------------------------
    PFC                                 1996       1995                1995          1994         1993          1992          1991
------------------------------     ----------    -----------        ---------       --------    --------      -------       ------
                                                                                    (dollars in thousands)
Income before income taxes
and cumulative effect of change
     in accounting principle           $2,401     $1,666              $3,898        $2,865        2,133         1,909          361

Interest expense                        3,036      2,637               5,672         3,538        2,927         4,229        6,604

1/3 rent expense                           54         53                 190           193          218           229          232
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $5,491     $4,356              $9,760        $6,596       $5,278        $6,367       $7,197
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------
Interest expense                       $3,036     $2,637              $5,672        $3,538       $2,927        $4,229       $6,604

1/3 rent expense                           54         53                 190           193          218           229          232

Pretax income necessary to pay
   preferred stock dividends                0          0                   0             0            0             0            0
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges               $3,090     $2,690              $5,862        $3,731       $3,145        $4,458       $6,836
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Ratio                                    1.78       1.62                1.66          1.77         1.68          1.43         1.05
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Income before income taxes
and cumulative effect of change
     in accounting principle            2,401      1,666               3,898         2,865        2,133         1,909          361

Interest expense                        3,036      2,637               5,672         3,538        2,927         4,229        6,604

Less interest on deposits, FHLB
     advances, federal funds
   purchased and securities sold
   under repurchase agreements         (3,036)    (2,637)             (5,672)       (3,538)      (2,927)       (4,033)      (6,279)

1/3 rent expense                           54         53                 190           193          218           229          232
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Earnings                    $2,455     $1,719              $4,088        $3,058       $2,351        $2,334         $918
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

Interest expense                        3,036      2,637               5,672         3,538        2,927         4,229        6,604

Less interest on deposits, FHLB
      advances, federal funds
   purchased and securities sold
   under repurchase agreements         (3,036)    (2,637)             (5,672)       (3,538)      (2,927)       (4,033)      (6,279)

1/3 rent expense                           54         53                 190           193          218           229          232

Pretax income necessary to pay
  preferred stock dividends                 0          0                   0             0            0             0            0
                                   ----------   --------           ---------      --------     --------      --------     --------
     Total Fixed Charges                  $54        $53                $190          $193         $218          $425         $557
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

     Ratio                              45.46      32.43               21.52         15.84        10.78          5.49         1.65
                                   ----------   --------           ---------      --------     --------      --------     --------
                                   ----------   --------           ---------      --------     --------      --------     --------

                                                                  As of and for
                                          As of and for the      the year ended
                                       Six Months Ended June 30     December 31
-----------------------------------    ------------------------- --------------
     PRO FORMA                          1996          1995               1995
-----------------------------------    --------     --------           --------
                                                       (dollars in thousands)

Income before income taxes
and cumulative effect of change
in accounting principle                $4,053         $2,580             $6,237

Interest expense                       10,708          9,446             20,113

1/3 rent expense                          103             84                271
                                     --------       --------           --------
Total Earnings                        $14,864        $12,110            $26,621
                                     --------       --------           --------
                                     --------       --------           --------
Interest expense                      $10,708         $9,446            $20,113

1/3 rent expense                          103             84                271

Pretax income necessary to pay
  preferred stock dividends               855            855              1,709
                                     --------       --------           --------
     Total Fixed Charges              $11,666        $10,385            $22,093
                                     --------       --------           --------
                                     --------       --------           --------

Ratio                                    1.27           1.17               1.20
                                     --------       --------           --------
                                     --------       --------           --------

Income before income taxes
and cumulative effect of change
in accounting principle                 4,053          2,580              6,237

Interest expense                       10,708          9,446             20,113

Less interest on deposits, FHLB
advances, federal funds
purchased and securities sold
under repurchase agreements            (9,785)        (8,372)           (18,095)

1/3 rent expense                          103             84                271
                                     --------       --------           --------
Total Earnings                         $5,079         $3,738             $8,526
                                     --------       --------           --------
                                     --------       --------           --------

Interest expense                       10,708          9,446             20,113

Less interest on deposits, FHLB
advances, federal funds
purchased and securities sold
under repurchase agreements            (9,785)        (8,372)           (18,095)

1/3 rent expense                          103             84                271

Pretax income necessary to pay
preferred stock dividends                 855            855              1,709
                                     --------       --------           --------

Total Fixed Charges                    $1,881         $2,013             $3,998
                                     --------       --------           --------
                                     --------       --------           --------

Ratio                                    2.70           1.86               2.13
                                     --------       --------           --------
                                     --------       --------           --------